EXHIBIT 99.3

Allied Nevada Gold Corp. 9600 Prototype Court Reno, NV 85921 USA

Allied Nevada Appoints Director, Corporate Environmental Affairs

August 14, 2009 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV) is pleased to announce that Deborah (“Debbie”) Lassiter has joined Allied Nevada, effective August 1, 2009, as Director, Corporate Environmental Affairs. Debbie’s primary responsibility will be to manage the Environmental Impact Statement (“EIS”) which will cover the expanded oxide resource and ultimately the large sulfide resource at the Company’s wholly owned Hycroft mine, located near Winnemucca, Nevada. She will also be responsible for implementing and managing environmental management programs, ensuring the Company meets or exceeds compliance with environmental standards.

“We are extremely pleased that Debbie has agreed to join Allied Nevada and her expertise will make an excellent addition to the management team. Hycroft is nearing “steady-state” production, and her in-depth experience in environmental systems and permitting will be beneficial as we look forward to potential growth opportunities,” remarked Scott Caldwell, President & CEO.

Debbie has over 18 years experience in the mining industry, specializing in environmental regulation and compliance. She joins Allied Nevada from JBR Environmental Consultants, Inc. where she was Project Manager providing consulting advice to industry professionals and governmental associations worldwide. Prior to that, she was with Newmont Mining Corporation for over 14 years in various environmental capacities. Debbie will be based in Reno and will report directly to Mike Doyle, Vice President, Operations.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, reserve and resource estimates; expectations regarding the outcome of Environmental Impact Statements; expectations regarding potential expansions and growth opportunities at Hycroft; expectations regarding the life of the Hycroft mine and the cash flow generated by the property; expectations regarding the amount of future gold and silver production from the Hycroft mine; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com

Director, Corporate Environmental Affairs Appointment 2